Exhibit 5.1

21 April 2011

Matter No.:875232

Doc Ref: 360061

Phoenix New Media Limited

Cricket Square, Hutchins Drive

P.O. Box 2681, Grand Cayman KY1-1111

Cayman Islands

Dear Sirs,

Phoenix New Media Limited (the “Company”)

Initial Public Offering

We have acted as special legal counsel in the Cayman Islands to the Company in connection with the initial public offering (the “Offering”) in the United States of America of class A ordinary shares, par value US$0.01 each, of the Company (“Shares”) in the form of American Depositary Shares (“ADSs”) by the Company as described in the Registration Statement (defined below).

For the purposes of giving this opinion, we have examined copies of (i) the Company’s Registration Statement on Form F-1 proposed to be filed with the Securities and Exchange Commission in the United States (“SEC”) on 21 April 2011 (the “Registration Statement”); (ii) the current amended and restated memorandum and articles of association of the Company, as adopted by the Company on 24 November 2009, (iii) the second amended and restated memorandum and articles of association of the Company to be adopted by the members of the Company and which shall become effective conditional and immediately prior to consummation of the offering of Shares, (iv) a copy of the written resolutions of all of the directors of the Company dated 14 April 2011, (v) a copy of the written resolutions of the shareholders of the Company passed on 21 April 2011 (together, the “Resolutions”), (vi)  a copy of a certificate of good standing dated 14 April 2011 (the “Certificate Date”) issued by the Cayman Islands Registrar of Companies and such other documents and made such enquiries as to questions of law as we have deemed necessary in order to render the opinion set forth below.

We have assumed (a) the genuineness and authenticity of all signatures and the conformity to the originals of all copies (whether or not certified) examined by us and the authenticity and completeness of the originals from which such copies were taken,

(b) the accuracy and completeness of all factual representations made in the Registration Statement and other documents reviewed by us, (c) that the resolutions contained in the Resolutions were passed at one or more duly convened, constituted and quorate meetings, or by unanimous written resolutions, remain in full force and effect and have not been rescinded or amended, (d) that the second amended and restated memorandum and articles of association of the Company shall become effective immediately prior to consummation of the offering of the Shares, (e) that upon issue of any Shares to be sold by the Company the Company will receive consideration for the full issue price thereof which shall be equal to at least the par value thereof, and (f) the validity and binding effect under the laws of the United States of America of the Registration Statement and that the Registration Statement will be duly filed with and declared effective by the Commission.

We have made no investigation of and express no opinion in relation to the laws of any jurisdiction other than the Cayman Islands.  This opinion is to be governed by and construed in accordance with the laws of the Cayman Islands and is limited to and is given on the basis of the current law and practice in the Cayman Islands.  This opinion is issued solely for the purposes of the filing of the Registration Statement and the offering of the Ordinary Shares in the form of ADS by the Company and is not to be relied upon in respect of any other matter.

On the basis of and subject to the foregoing, we are of the opinion that:

1.                           As at the Certificate Date, the Company is duly incorporated and existing under the laws of the Cayman Islands in good standing (meaning solely that it has not failed to make any filing with any the Cayman Islands government authority or to pay any Cayman Islands government fees or tax which would make it liable to be struck off the Register of Companies and thereby cease to exist under the laws of the Cayman Islands).

2.                           When issued and paid for as contemplated by the Registration Statement, the Shares will be validly issued, fully paid and non-assessable (which term means when used herein that no further sums are required to be paid by the holders thereof in connection with the issue of such shares).

3.                           The statements relating to Cayman Islands law under the caption “Taxation — Cayman Islands Taxation” in the Prospectus are true and accurate based on current law and practice at the date of this letter and that such statements constitute our opinion.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to our firm under the captions “Enforceability of Civil

Liabilities” and “Taxation — Cayman Islands Taxation” in the prospectus forming a part of the Registration Statement.  In giving this consent, we do not hereby admit that we are experts within the meaning of Section 11 of the Securities Act or that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission promulgated thereunder.

Yours faithfully,

/s/ Conyers Dill & Pearman

Conyers Dill & Pearman